March 26, 2024	4220 31st Avenue S.
Fargo, ND 58104-8725

Phone: 701.237.6022
Securities and Exchange Commission	Toll Free: 888.237.6022
Washington, D.C. 20549	Fax: 701.280.1495

Commissioners:

We have read Golden Growers Cooperative statements included under Item 4.01 of its Form 8-K filed on March 26, 2024, and we agree with such statements concerning our firm.

Sincerely,

Fargo, North Dakota

www.wr.cpa